Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

each of, Frederick A. Marcell Jr., President and Chief Executive Officer, and Christopher E. Bell, Senior Vice President and Chief Financial Officer, of Willow Grove Bancorp, Inc.(the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)                                  The Quarterly report on Form 10-Q of the Company for the quarter ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Frederick A. Marcell Jr.
Frederick A. Marcell Jr.
President and Chief Executive Officer

By:	/s/ Christopher E. Bell
Christopher E. Bell
Senior Vice President and Chief Financial Officer

Date:	February 9, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Willow Grove Bancorp, Inc. and will be retained by Willow Grove Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.